Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

TO THE HOLDERS OF:
THE	Corporate Bond-Backed Certificates
BANK OF	Series 1998-NSC-1
NEW	Class A-1 Certificates
YORK	CUSIP NUMBER: 219-87H-AN5

in accordance with the Standard Terms of Trust Agreements, The Bank of New York, as trustee submits the following cash basis statement for the period ending:			May 16, 2011

INTEREST ACCOUNT	November 15, 2010		$0.00
Balance as of			$358,349.00
Schedule Income received on securities			$0.00
Unscheduled Income received on securities			$0.00
Interest Received on sale of securities
LESS:		$355,349.00
Distribution to Class A-1 Holders		$0.00
Distribution to Swap Counterparty		$2,250.00
Trustee Fees		$750.00
Fees allocated for third party expenses	May 16, 2011	Subtotal	$0.00
Balance as of

PRINCIPAL ACCOUNT	November 15, 2010		$0.00
Balance as of			$629,151.00
Scheduled Principal payment received on securities			$0.00
Principal received on sale of securities
LESS:		$629,151.00
Distribution to Class A-1 Holders		$0.00
Distribution to Swap Counterparty	May 16, 2011	Subtotal	$0.00
Balance as of		Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: May 16, 2011

$25,000,000 7.90% Notes

Issued by

NORFOLK SOUTHERN CORPORATION
CUSIP#: 655-844-AK4